DuPont de Nemours, Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Organized Under Laws Of
Name
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
DACI Investments, LLC	Delaware
DDP Speciality Products India Private Limited	India
DDP Specialty Electronic Materials US 5, LLC	Delaware
DDP Specialty Electronic Materials US 9, LLC	Delaware
DDP Specialty Electronic Materials US,LLC	Delaware
DDP Specialty Products Japan KK	Japan
DDP Specialty Products Korea Ltd.	Korea
DDP Specialty Products Taiwan Co, Ltd.	Taiwan
Dow Chemical OLED Ltd.	Korea
Dow Specialties Limited	Saudi Arabia
DSP S.A.S.	France
Du Pont (Korea) Inc	Korea
Du Pont (U.K.) Ltd.	United Kingdom
Du Pont Apollo (Shenzhen) Limited	China
Du Pont China Holding Company Ltd.	China
Du Pont China Limited	Hong Kong
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont Products S.A.	Switzerland
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont Beteiligungs GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (Luxembourg) SARL	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours International Sarl	Switzerland
DuPont de Nemours, Inc.	Delaware
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont Deutschland Real Estate GmbH	Germany
DuPont E&I Holding, Inc.	Delaware
DuPont Electronic Polymers, LP	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Electronics, Inc.	Delaware
DuPont Filaments - Americas, LLC	Delaware
DuPont Industrial Biosciences USA, LLC	Delaware
DuPont International (Luxembourg) SCA	Luxembourg
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Performance Specialty Products (Thailand) Limited	Thailand
DuPont Polymers, Inc.	Delaware
DuPont Safety & Construction, Inc.	Delaware
DuPont Science (Luxembourg) SARL	Luxembourg
DuPont Service Co B.V., Hoek, Grand-Saconnex Branch	Switzerland
DuPont SP Services Sarl	Switzerland
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products USA, LLC	Delaware
DuPont Stylo Corporation	Japan

DuPont Taiwan Limited	Taiwan
DuPont Teijin Films China Ltd.	Hong Kong
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Uentrop GmbH	Germany
DuPont Xingda Filaments Company Limited	China
E&C EMEA Holding 2 B.V.	The Netherlands
E. I. DuPont Canada - Thetford Inc.	Canada
EIDCA Specialty Products Company	Canada
EKC Technology, Inc.	California
Electronic Materials DuPont (Dongguan) Ltd.	China
FilmTec Corporation	Delaware
inge GmbH	Germany
MECS Inc.	Delaware
Multibase S.A.	France
Nitta Haas Incorporated	Japan
Nitta Haas Trading Company	Japan
Nova Scotia Company	Canada
OMEX Overseas Holdings Inc.	Virgin Islands
Performance Speciality Products do Brasil	Brazil
Performance Specialty Products (India) Private Limited	India
Performance Specialty Products (Singapore) Pte. Ltd.	Singapore
Performance Specialty Products Asturias S.L.U.	Spain
Performance Specialty Products France SAS	France
Performance Specialty Products Iberica S.L.U.	Spain
Performance Specialty Products NA, LLC	Delaware
PP EMEA Holding 1 B.V.	The Netherlands
PP EMEA Holding 3 B.V.	The Netherlands
Productos Especializados de México DDM, S. de R.L. de C.V.	Mexico
Refining Technology Solutions, LLC	Delaware
Rodel Particles, Inc	Japan
Rohm and Haas Asia Holdings B.V.	The Netherlands
Rohm and Haas Denmark Bermuda Holding Company ApS	Denmark
Rohm and Haas Electronic Materials (Shanghai) Ltd.	China
Rohm and Haas Electronic Materials Asia Limited	Hong Kong
Rohm and Haas Electronic Materials Asia-Pacific Co., Ltd.	Taiwan
Rohm and Haas Electronic Materials CMP Asia Inc.	Delaware
Rohm and Haas Electronic Materials CMP Holdings, Inc.	Delaware
Rohm and Haas Electronic Materials CMP, LLC	Delaware
Rohm and Haas Electronic Materials CMP Korea Ltd.	Korea
Rohm and Haas Electronic Materials CMP Taiwan	Taiwan
Rohm and Haas Electronic Materials K.K.	Japan
Rohm and Haas Electronic Materials Korea Ltd.	Korea
Rohm and Haas Electronic Materials LLC	Delaware
Rohm and Haas Electronic Materials Singapore Pte. Ltd.	Singapore
Rohm and Haas HK Dongguan Holding Limited	Hong Kong
Shenzhen DuPont Agriscience Investment Co., Ltd.	China
Shenzhen DuPont Performance Materials Investment Co., Ltd.	China
SP EMEA Holding 7 B.V.	The Netherlands
SP EMEA Holding 8 B.V.	The Netherlands
SP Holding IB, Inc.	Delaware
SP International Holding 1 B.V.	The Netherlands
Specialty Electronic Materials Italy S.R.L.	Italy
Specialty Electronic Materials Netherlands B.V.	The Netherlands
Specialty Electronic Materials Switzerland GmbH	Switzerland

Specialty Electronic Materials UK Limited	United Kingdom
Specialty Products DPP, Inc.	Delaware
Specialty Products Netherlands Holding 4 BV	The Netherlands
Specialty Products Turkey Endustri Urunleri Limited Sirketi	Turkey
Zhejiang OMEX Environmental Engineering Corporate	China

Set forth below are Nutrition & Biosciences, Inc., (a wholly owned subsidiary of DuPont at 12/31/20), and its subsidiaries:

Organized Under Laws Of
Name
Nutrition & Biosciences, Inc.	Delaware
Danisco (China) Co. Ltda.	China
Danisco (China) Holding Co. Ltd.	China
Danisco (India) Private Limited	India
Danisco Argentina S.A.	Argentina
Danisco Australia Pty Limited	Australia
Danisco Brasil Ltda.	Brazil
Danisco Chile S.A.	Chile
Danisco Czech Republic, a.s.	Czech Republic
Danisco Deutschland GmbH	Germany
Danisco France SAS	France
Danisco Holding USA Inc.	Delaware
Danisco Japan Limited	Japan
Danisco Malaysia Sdn. Bhd.	Malaysia
Danisco Mexicana S.A. de C.V	Mexico
Danisco Singapore Pte. Ltd.	Singapore
Danisco Sweeteners Oy	Finland
Danisco Switzerland AG	Switzerland
Danisco UK Ltd.	United Kingdom
Danisco US Inc.	Delaware
Danisco USA Inc.	Missouri
DDP Specialty Products Germany GmBH & Co. KG	Germany
DSP Germany N&B Real Estate GmbH & Co KG	Germany
DuPont LA Holding I B.V.	The Netherlands
Dupont Nutrition (Thailand) Ltd.	Thailand
DuPont Nutrition and Biosciences Iberica S.L.U.	Spain
DuPont Nutrition Biosciences ApS	Denmark
DuPont Nutrition Food Ingredients (Beijing) Co., Ltd	China
DuPont Nutrition Ireland	Ireland
Dupont Nutrition Norge AS	Norway
DuPont Nutrition Philippines, Inc.	Philippines
DuPont Nutrition USA, Inc.	Delaware
Finnfeeds Finland Oy	Finland
Finnfeeds Oy	Finland
Genencor (China) Bio-Products Co., Ltd.	China
Genencor International OY	Finland
Genencor International, B.V.	The Netherlands
Genencor International, BVBA	Belgium
N&B EMEA Holding B.V.	The Netherlands
N&B Services B.V.	The Netherlands
N&H EMEA Holding B.V.	The Netherlands
Nutrition & Bioscience (Switzerland) GmbH	Switzerland
Nutrition & Biosciences (UK) Ltd	United Kingdom
Nutrition & Biosciences USA 1, LLC.	Delaware
Nutrition & Biosciences USA 4, Inc.	Delaware

Rohm and Haas Wood Treatment LLC	Delaware
Solae L.L.C.	Delaware
SP Nutrition & Health (Singapore), Inc.	Delaware
Specialty Products N&H, Inc.	Delaware
Specialty Products US, LLC	Delaware
ZAO Danisco	Russia

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.